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                                                                    EXHIBIT 11.1

                          MEDSTONE INTERNATIONAL, INC.

                      COMPUTATION OF PER SHARE INFORMATION

                                                THREE MONTHS ENDED MARCH 31,
                                                    1997          1996
                                                 ----------    ----------
Earnings:
   Net income ...............................    $  860,454    $  617,314
                                                 ==========    ==========
Computation of primary per share information:
   Shares:
      Weighted average number of
       shares outstanding ...................     5,440,304     5,534,173
      Add effect of outstanding options
       and warrants (a) .....................        69,077       142,690
                                                 ----------    ----------
      Number of shares outstanding, as
       adjusted .............................     5,509,381     5,676,863
                                                 ==========    ==========
   Primary earnings per share:
      Net income ............................    $      .16    $      .11
                                                 ==========    ==========
Computation of fully diluted per share
 information:
   Shares:
      Weighted average number of
       shares outstanding ...................     5,440,304     5,534,173
      Add effect of outstanding
       options and warrants (a) .............        71,492       147,772
                                                 ----------    ----------
      Number of shares outstanding as
       adjusted .............................     5,511,796     5,681,945
                                                 ==========    ==========
   Fully diluted earnings per share:
      Net income ............................    $      .16    $      .11
                                                 ==========    ==========

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(a)  As determined by the application of the treasury stock method.

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